Exhibit 10.44

Silicon Valley Bank

Amendment to Loan Agreement

Borrower:	BroadVision, Inc.

Dated:	September 29, 2004

THIS AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (referred to herein as the “Borrower”).

Reference is made to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2002 between Bank and Borrower, as amended or otherwise modified from time to time (referred to herein as the “Loan Agreement”).  (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

Effective as of the date hereof, the parties hereto hereby agree to amend and modify the Loan Agreement as follows:

1.             Modified Definition.  The defined term “Committed Revolving Line” as set forth in Section 13 of the Loan Agreement is hereby amended to be as follows:

“ ‘Committed Revolving Line’ is (A) Fifteen Million Dollars ($15,000,000), provided that Borrower maintains at all times at Bank at least $4,000,000 in unrestricted cash or cash equivalents, exclusive of any loan proceeds from Bank; and (B) on and after December 31, 2004, Twenty Million Dollars ($20,000,000) provided that Borrower maintains at all times at Bank at least $10,000,000 in unrestricted cash or cash equivalents, exclusive of any loan proceeds from Bank.”

2.             Modified Interest Rate Regarding Revolving Advances.  The first sentence of Section 2.3(a) which now reads as follows:

“(a) Revolving Advances shall accrue interest on the aggregate principal balance thereof from time to time outstanding at a per annum rate equal to the Prime Rate.”

IS HEREBY AMENDED TO READ AS FOLLOWS:

“(a) Revolving Advances shall accrue interest on the aggregate principal balance thereof from time to time outstanding at a per annum rate equal to the Prime Rate provided that any Revolving Advance remain outstanding for a single day only; further, to the extent that any Revolving Advance remains outstanding for more than one day the applicable interest rate shall be deemed to be equal to a per annum rate equal to the Prime Rate plus ten percentage points (10.00%).”

3.             Revised Financial Covenants.  Section 6.7 of the Loan Agreement is hereby amended to read as follows:

“6.7  Borrower, on a consolidated basis, will maintain the following financial covenants:

(A) Borrower, at all times, will maintain at or through Bank unrestricted cash or cash equivalents in a minimum aggregate amount of $4,000,000 through December 30, 2004, exclusive of any loan proceeds made by Bank to Borrower.  Thereafter, Borrower, at all times, will maintain at or through Bank unrestricted cash or cash equivalents in a minimum aggregate amount of $10,000,000, exclusive of any loan proceeds made by Bank to Borrower.”

(B)  Borrower will, on a quarterly basis, earn revenues of at least $17,500,000.”

4.             Representations True.  Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as modified hereby, are true and correct.

5.             General Provisions.  This Amendment, the Loan Agreement, any prior written amendments and modifications to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly modified, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  This Amendment may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Borrower:		Silicon:

BROADVISION, INC.		SILICON VALLEY BANK

By	/s/ William E. Meyer	By	/s/ Amanda Peters
	President or Vice President	Title	Vice President